UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 18, 2017

ASHFORD INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e)    Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers
Non-Qualified Stock Option Awards. On April 18, 2017, Ashford Inc. (the “Company”) awarded non-qualified stock option awards to the following executive officers pursuant to the Ashford Inc. 2014 Incentive Plan in the amounts as set forth below, with 50% of the total number of option shares for each executive officer set forth below having a grant date of April 18, 2017 and the remaining 50% having a grant date of September 29, 2017 provided such executive officer is then an employee of the Company:

Executive Officer	Option Shares (#)
Monty J. Bennett, Chairman of the Board and Chief Executive Officer	100,000
Douglas A. Kessler, President	50,000
David A. Brooks, Chief Operating Officer, General Counsel and Secretary	40,000
Deric S. Eubanks, Chief Financial Officer	35,000

Each non-qualified stock option has an exercise price equal to the closing price of the Company’s common stock on the date of the approval of the grant ($57.34 per share for the option shares with a grant date of April 18, 2017). All awards vest upon the anniversary that is three years following the date of such grant. The non-qualified stock option awards will be issued pursuant to award agreements entered into by the Company and the executive officer which provide that the expiration of the awards shall be the tenth anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2017

ASHFORD INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel